Exhibit 10.1

ASSET ENTITIES INC.

100 Crescent Court, 7th Floor

Dallas, Texas 75201

Tel: 262-527-0966

November 25, 2024

Jeff Blue
Century Park Entertainment

9200 Sunset Blvd.

Suite 600

West Hollywood, CA 90069

Re:	“One Step Closer: From Xero to #1: Becoming Linkin Park” / Purchase Agreement

Dear Jeff:

When signed by Jeff Blue (“Owner”) and Asset Entities, LLC (“Purchaser”), the following shall constitute a binding agreement on the following terms and conditions:

1. Conditions Precedent. Purchaser’s obligations hereunder are subject to the satisfaction of the following (each, a “Condition Precedent”):

(a)	The execution of this Agreement by Owner and Purchaser, and the execution of Exhibit “A” by Owner, with Owner’s signature thereon acknowledged by a Notary.

(b)	Purchaser’s approval of chain-of-title to the Work (as defined below) satisfactory to Purchaser in its sole discretion (Without limitation of Purchaser’s right to request additional documentation related to chain-of-title, Purchaser hereby waives the foregoing Condition Precedent.)

(c)	Purchaser’s receipt of any tax forms and/or other documents necessary under law for Purchaser to make payments to Owner.

2. Consideration and Payment. In consideration of the payment to Owner of the sum of $120,000.00 (the ” Payment”) payable no later than 5 business days following satisfaction of the Conditions Precedent, Owner hereby grants to Purchaser a 50% ownership in the film, tv, streaming, other media, and adaptation Rights (as defined in paragraph 10 below) in and to that certain literary work written by Owner entitled “One Step Closer: From Xero to #1: Becoming Linkin Park” (the “Work”) written (which Work, the Life Story (as defined below), Owner-Written Sequels (as defined below), the plots, themes, title(s), ideas, characters, characterizations, illustrations, and story thereof, and all translations, treatments, other adaptations or versions thereof, now existing or hereafter created by or under the authority of Owner, and all copyrights and renewals and extensions thereof, and all other rights and interest pertaining thereto, are hereinafter together referred to as the “Property”) on the terms and conditions herein set forth.

November 25, 2024

3. Production Activities. Owner acknowledges that Purchaser may undertake development, pre-production and production activities in connection with the rights acquired by Purchaser hereunder including, without limitation, the preparation and submission of treatments, screenplays and/or teleplays based upon the Property.

4. Screenplay:

(a)	In addition to the Payment, Owner shall be entitled to payment of $40,000.00 (the “Screenplay Payment”) for creating a screenplay for the Property payable as follows: $10,000 upon signing of this agreement, $10,000 upon completion of the first 25% of the screenplay no later than December 31, 2024, $20,000 upon completion of the first 50% but no later than Jan. 31, 2024, and $10,000 upon completion of the screenplay but no later than February 28, 2025. Owner will be required to substantially complete screenplay by March 15, 2025 but agrees to make any and all adaptations necessary for shopping.

(b)	If and when a production deal is entered into with a third-party Production Company (the “Production Company”), and Owner is hired as Screenwriter, Owner shall be entitled to an additional and separate fee which shall be considered separate from the Partnership and shall be paid by the third party.

(c)	If Owner does not complete the Screenplay as set forth in (a) above, the Screenplay Payment, or portion paid thereof, shall be promptly returned to Asset Entities Inc.

5. Book Sales. Owner shall be entitled to keep 100% of proceeds worldwide from all book, audible, and any other mediums other than the mediums listed in section 2 including but not limited to tv and film.

6. A&R Music Docuseries. Owner retains the right to create an A&R series that includes the Linkin Park story and retain 100% of the proceeds from such series or documentary based medium.

7. Credit.

(a)	Owner shall receive credit in the main titles of the Production (such credit shall appear on a separate card and in average size of type no smaller than that used to accord credit to the screenwriter) in substantially the following form:

(i)	If the title of the Production is the same as the title of the Property: “Based upon the book by Jeff Blue.”

November 25, 2024

(ii)	If the title of the Production is not the same as the title of the Property: “Based upon the book ‘One Step Closer,’ by Jeff Blue.”

(iii)	Owner shall also receive such source material credit in the billing block portion, if any, of paid advertisements for the Production issued by Purchaser or under Purchaser’s control in which the screenwriter receives credit in such billing block portion, subject to customary exclusions, in average size of type no smaller than that used to accord credit to the screenwriter. Such credit shall also be accorded in the billing block portion, if any, of any excluded advertising in which the screenwriter receives credit in such billing block portion (other than in so-called “award”, “nomination”, or “congratulatory” advertisements).

(iv)	Purchaser shall receive an Executive Producer Credit on any and all film, tv, streaming, other media, and adaptation Rights. Owner will use his best efforts to obtain a credit for Michael Gaubert, Arshia Sarkhani, Arman Sarkhani, Kyle Fairbanks, and Jackson Sarkhani.

(b)	Subject to studio, financier, and/or Production Company approval and provided Owner complies with Owner’s obligations in paragraph 9 below and is not in material breach of this Agreement, Owner shall receive credit in the main titles of the Production (such credit shall appear on a separate card) as a “Producer.” If for any reason the studio and/or financer does not approve such Producer credit, provided Owner complies with Owner’s obligations in Paragraph 9 below and is not in material breach of this Agreement, Owner’s credit shall instead be in the form of “Executive Producer.”

8. Producer Services.

(a)	Owner shall serve as a producer in regard to the use and development of the Property and/or the preparation of a screenplay based thereon. Owner shall render such services as and when reasonably requested by Production Company. Owner will, at Purchaser’s request, provide Purchaser with all information which Owner has available which Purchaser may deem useful in the development of the Property and/or the preparation of a screenplay based thereon. Purchaser shall reimburse Owner for reasonable preapproved expenses incurred by Owner in the performance of such services, subject to Purchaser’s receipt of adequate substantiating vouchers.

(b)	In Owner’s scope of work, Owner may serve other functions outside of Screenwriter, and Author. In such cases, Owner shall retain all fees derived from work out of the scope of the book partnership with Purchaser. Examples of such work may include but are not limited to Owner cameo’s, advisor roles, music supervision, set location of owner’s properties.

November 25, 2024

(c)	Purchaser shall have the right to meaningfully consult with Owner (for the avoidance of doubt, this right shall not extend to consulting with the studio/ buyer) regarding the key creative and key development matters in connection with the Production; provided, that in the event of disagreement, as between Owner and Purchaser, Owner’s decision shall prevail. Nothing contained in this Agreement shall be deemed to constitute a grant to Purchaser of any right to approve the Production or any version of the Property or any element thereof it being specifically understood that as between Owner and Purchaser, Owner shall have final control and approval over the Production and all such versions of the Property and elements thereof and shall own all right, title and interest in and to same.

(d)	Owner’s consultation right in paragraph 9(d) below shall be subject to the following:

(i)	Owner being available as and when reasonably required for the exercise of such right;

(ii)	such right being exercised by Owner in good faith and in a reasonable manner and not so as to frustrate Purchaser’s full and timely development, production and/or exploitation of the Production;

(iii)	such right being personal to Owner and not exercised by any other Person; and

(iv)	Purchaser shall not be obligated to incur any additional costs with respect to such consultation right. No failure to comply with the provisions of this paragraph 8 nor any failure of any other Person to comply therewith shall constitute a breach by Purchaser of this Agreement, nor entitle Owner to injunctive relief.

9. Rights Granted. Owner shall and does hereby sell, grant, assign and otherwise set over to Purchaser, its successors, licensees and assigns, solely and exclusively and forever, fifty percent (50%) of any and all rights of every kind, now known or hereafter devised, throughout the universe in and to the Property and the copyright therein, and all renewals and extensions of copyright (the “Rights”), excepting only the Reserved Rights. The Rights include, but are not limited to, the following:

(a)	The entire motion picture rights, sequel, remake and series rights, theme park rights, performing rights, legitimate stage rights, merchandising rights, mechanical, reproduction and distribution rights, audio and/or visual recording and reproduction rights, standard and non-standard television and other broadcasting and transmitting rights, internet and other digital transmission rights, home video, interactive, and other audio and audiovisual rights, whether now known or hereafter devised, and all silent, sound, talking and musical rights in and to the Property, in perpetuity, throughout the universe, in any and all media and languages.

November 25, 2024

(b)	The right to exploit, reproduce, distribute, publicly perform, publicly display and otherwise exploit all “versions of the Property” in perpetuity throughout the universe in any media and in any manner as Purchaser, in its sole discretion, shall elect; as used herein the term “versions of the Property” shall be defined as any and all productions, adaptations and other derivative works of any sort or nature which are produced pursuant to the rights herein granted to Purchaser. The first version of the Property which is produced hereunder is sometimes herein referred to as the “Production.” The Production shall be a scripted audiovisual production.

(c)	The right to use Owner’s name, approved likeness, approved photograph and approved biography in connection with the exploitation of the rights granted hereunder (including, without limitation, in and in connection with the advertising, publicity and exploitation of the Production and all versions of the Property); provided such approvals shall not be unreasonably withheld and shall be deemed given if any proposed likeness, photograph and/or biography is not disapproved in writing within 7 days of Purchaser’s request for such approval.

(d)	The right to exploit all ancillary rights, including, without limitation, the right to advertise, promote and publicize the Production and all versions of the Property, and the right to exercise merchandising and commercial tie-in rights using elements and/or materials of, from or relating to the Property in connection with products and/or services based upon or relating to the Production and all versions of the Property. In connection with such advertising, promotion and publicity, and/or in connection with screenplays, souvenir books, “making of” books, photo books, coffee table books and other similar publications relating to the Production and/or any version of the Property, Purchaser shall have the right to publish excerpts from the Property containing not more than 10,000 words each. (Rental and lending Rights Directive or otherwise) to which Owner may now be or hereafter become entitled with respect to the Property and all versions thereof, and Owner acknowledges that the consideration hereunder includes consideration for all such lending and rental rights and is an adequate part of the revenue derived or to be derived from said rights and constitutes equitable remuneration.

(e)	The right, but not the obligation, to use the title(s) of the Work, or any elements thereof, as the title of the Production, any versions of the Property and/or any other product or service created in connection with the rights herein granted. Owner acknowledges that all rights in and to the Production and all versions of the Property and any such product or service hereunder shall be the sole and absolute property of Purchaser for any and all purposes whatsoever in perpetuity.

November 25, 2024

10. Reserved Rights. Subject to the Rights granted to Purchaser in paragraph 9 above, Owner hereby reserves and does not grant to Purchaser the right to exercise Publication Rights in the Work and in Owner-Written Sequels, and/or Documentary Rights (the “Reserved Rights”); provided that the Reserved Rights shall not relate to or include any adaptations, additions or changes in the Work made by or under the authority of Purchaser or the results and proceeds of any Person engaged by Purchaser in connection with any version of the Property which shall remain at all times the sole and exclusive property of Purchaser. As used herein:

(a)	“Publication Rights” shall mean the right to publish a literary work as follows:

(i)	print-on-paper publication,

(ii)	unenhanced reproduction of the verbatim text in digital media intended for reading, without the addition of any graphic, audio, video and/or audiovisual material other than still, non-moving images as they appear in the print-on-paper edition of such work, and

(iii)	single-voice, non- dramatic audio-only recording of the verbatim text (i.e., so- called “audio books”); and

(b)	“Owner-Written Sequel Rights” shall mean the right to exploit rights in and to a literary work, whether written before or after the Work, using one or more of the characters appearing in the Work participating in substantially different events from those found in the Work, and whose plot is substantially different from that of the Work (an “Owner-Written Sequel”).

(c)	“Documentary Rights” shall mean the right to produce documentary motion pictures and/or documentary series based on the Property.

11. Representations, Warranties and Indemnity.

(a)	Owner hereby represents and warrants as follows: Owner is the sole and exclusive owner and proprietor throughout the universe of the Property and any and all rights therein; Owner has the full right, power and authority to enter into this Agreement and to grant to Purchaser all the rights herein stated to be granted; no motion picture, television, radio, dramatic or other version or adaptation of the Property has heretofore been produced, performed, copyrighted or registered for copyright, in any country of the world (provided, Purchaser acknowledges that Owner has prior to the date hereof granted to Unrealistic Ideas, LLC (“UI”) the right to produce documentary motion pictures and/or documentary series based on the Life Story; Owner acknowledges that no scripted productions based on the Rights (in whole or part) may be produced by any third party including, without limitation, UI); the Work has been registered for copyright in the United States under Reg. No. TX 9-246-261; as of the date of this Agreement, no Owner-Written Sequel exists; Owner will prevent the Property, and any versions thereof, whether published or unpublished and whether copyrighted or not copyrighted, from falling into the public domain, and will take any and all steps and proceedings required to maintain and protect the copyright and renewals and extensions thereof; the Property is not in the public domain in any country of the world; the Property is wholly original with Owner and shall not infringe upon or violate the copyright, the right of privacy, right against defamation, right of publicity, or any other personal or proprietary right of any Person; Owner has not granted to any Person, nor will Owner grant to any Person any right or the option to acquire any right which would or might conflict with any of the rights granted to Purchaser hereunder or which might impair or diminish the value of the rights granted to Purchaser hereunder. The representations and warranties of Owner hereunder shall survive this Agreement.

(b)	Purchaser represents and warrants that it has the full right, power and authority to enter into this Agreement and to make the agreements herein set forth on Purchaser’s part.

November 25, 2024

12. Annotation. To the extent the Property is partially or wholly based on “real life” people and/or incidents, Owner agrees at the request of any studio, financier and/or distributor to annotate the Work in accordance with the guidelines provided in Purchaser’s Annotation Guide and to deliver such annotated Work to Purchaser concurrently with the execution of this Agreement. In connection therewith, Owner will provide a full annotation identifying the sources of all factual material contained herein which concerns any actual individual, whether living or dead, and identifying all sources of Owner’s information contained in the Property, including without limitation, with respect to all interviews, investigations and research activities.

13. No Injunction. All the rights, licenses, privileges and property herein granted to Purchaser are irrevocable and not subject to rescission, restraint, or injunction under any or all circumstances. In the event of any breach of this Agreement or any portion thereof by Purchaser, Owner’s sole remedy shall be an action at law for damages, if any; in no event shall Owner have the right to injunctive relief or to enjoin or restrain or otherwise interfere with the distribution or exhibition of the Production, any version of the Property or the exercise of any rights granted to Purchaser herein.

14. Other Documents. Owner agrees to execute at Purchaser’s request any additional documents or instruments, including a short-form option agreement in the form of Exhibit “A” annexed hereto and a short-form assignment in the form of Exhibit “B” annexed hereto, for purposes of recording in the Copyright Office, and to do any and all things consistent with this Agreement which Purchaser may reasonably deem necessary or desirable to effectuate the purposes of this Agreement. Owner will cause the execution, acknowledgment and delivery to Purchaser, in form approved by Purchaser, of any additional instruments which Purchaser may reasonably deem necessary to effectuate the purposes of this Agreement, including, without limitation, the execution, acknowledgment and delivery to Purchaser promptly upon Purchaser’s request therefor of quitclaims or assignments by the publisher(s) of the Property in the form of Exhibit “C” annexed hereto, or in such other form as may be approved by Purchaser. Owner hereby irrevocably appoints Purchaser as Owner’s attorney-in-fact with the right, but not the obligation, to execute and/or record such documents or instruments, do any such things and renew copyrights and institute and maintain actions in Owner’s name and behalf, but for Purchaser’s benefit, which appointment shall be coupled with an interest and irrevocable. Purchaser will use good faith efforts to provide Owner with copies of such documents or instruments executed and/or recorded by Purchaser.

15. Definition of “Person.” As used herein, the term “Person” shall include any natural person, firm or corporation or any group of individuals, firms or corporations, or any other entity.

16. General Public Rights. The rights herein granted are in addition to, and this Agreement shall in no way limit, the rights with respect to the Property or the subject matter thereof which Purchaser may now or hereafter enjoy as a member of the general public.

November 25, 2024

17. Notices. All notices which either party may wish to serve or may be required to serve on the other party hereunder shall be in writing and shall be served by overnight courier, personal delivery, or certified or registered mail, return receipt requested, sent to the respective parties at their addresses set forth above (or to such other address as either party may specify by notice duly given), with a copy of all notices to Owner and Purchaser, as follows:

Asset Entities Inc.

100 Crescent Court, 7th Floor

Dallas, Texas 75201

Jeff Blue
Century Park Entertainment

9200 Sunset Blvd.

Suite 600

West Hollywood, CA 90069

Notices shall be deemed given 3 days after the date of mailing thereof as aforesaid, the next business day following deposit with an overnight courier, or on the day of personal delivery.

18. Assignment. Purchaser shall have the right to assign this Agreement to any Person whatsoever, provided that, unless such assignment is to a major or mini- major motion picture studio, a major independent production company, or a similarly financially responsible Person, Purchaser shall remain secondarily liable for its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of Purchaser and Purchaser’s heirs, administrators, personal representatives, successors, licensees and assigns. Owner shall not, without Purchaser’s prior written consent, assign this Agreement, or any rights or obligations of Owner hereunder, to any Person, and any purported assignment to the contrary shall be null and void ab initio.

November 25, 2024

19. Final Decisions. Owner shall have final creative and business control with respect to the development, production, distribution and exploitation of all versions of the Property including, without limitation, the Production. Nothing contained herein shall be construed to obligate either Owner or Purchaser to produce, license, co-produce or otherwise exploit any version of the Property including, without limitation, the Production.

20. This Agreement is not subject to the provisions of any labor union or guild or other collective bargaining agreement. In resolving any dispute or construing any provision hereunder, there shall be no presumptions made or inferences drawn because the attorneys for one of the parties drafted the Agreement, because of the drafting history of the Agreement, or because of the inclusion of a provision not contained in a prior draft or the deletion of a provision contained in a prior draft. This Agreement shall be construed in accordance with the laws of the State of Texas applicable to agreements executed and wholly performed within said state. The parties consent to the exclusive jurisdiction of the state and federal courts located in Dallas County, Texas with respect to any controversy arising out of this agreement. This Agreement contains the sole and entire understanding between the parties with respect to its subject matter and may not be changed or modified, nor may any provision hereof be waived, except in writing, signed by the parties hereto.

If the foregoing correctly sets forth the understanding between Owner and Purchaser, please sign where indicated below.

AGREED TO AND ACCEPTED:

/s/ Jeff Blue
Jeff Blue

Asset Entities Inc.

By:	/s/ Arshia Sarkhani
Name:	Arshia Sarkhani
Title:	Chief Executive Officer

November 25, 2024

EXHIBIT “A”

SHORT FORM ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS: that for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby sells, grants, assigns and sets over unto Asset Entities Inc. (“Purchaser”), and its representatives, successors, licensees and assigns forever, fifty percent (50%) of exclusive motion picture and all other rights as reference in the Agreement to which this Exhibit A is attached, in perpetuity, in and to that certain original literary work entitled “One Step Closer: From Xero to #1: Becoming Linkin Park “ which was written by Jeff Blue (Copyright Reg. No. TX 9-246-261) including all contents thereof, the theme, title and characters thereof, the copyright thereof and all renewals and extensions of such copyright.

/s/ Jeff Blue
Jeff Blue

IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 27th day of November, 2024.

STATE OF CALIFORNIA	§
§
COUNTY OF LOS ANGELES	§

On this 27th day of November, 2024, in and for said State, personally appeared Jeff Blue known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

/s/ KP
Notary Public

*	Please see attached Acknowledgment

CALIFORNIA ACKNOWLEDGMENT	CIVIL CODE § 1189

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A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California County of Los Angeles	}

On	November 27, 2024	Before me,	Katherine E. Petrie, Notary Public
	Date		Here Insert Name and Title of the Officer

personally appeared	Jeffrey M. Blue
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal.
	Signature	/s/ KP
Place Notary Seal and/or Stamp Above		Signature of Notary Public

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document:	Asset Entities Inc. Purchase Agreement
Document Date:	11.25.2024	Number of Pages:
Signer(s) Other Than Named Above:

Capacity(ies) Claimed by Signer(s)

Signer’s Name:	Jeffrey M. Blue	Signer’s Name:
☐	Corporate Officer - Title (s):	☐	Corporate Officer - Title(s):
☐	Partner – ☐ Limited	☐	General	☐	Partner – ☐ Limited	☐	General
☑	Individual	☐	Attorney in Fact	☐	Individual	☐	Attorney in Fact
☐	Trustee	☐	Guardian or Conservator	☐	Trustee	☐	Guardian or Conservator
☐	Other:	☐	Other:
Signer is Representing:	Signer is Representing:

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